UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IDAHO GENERAL MINES, INC.

(Exact name of registrant as specified in its charter)

Idaho	91-0232000
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
10 North Post St., Suite 610 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.    Description of Registrant's Securities to be registered.

The description of the registrant’s common stock, par value $0.001 per share, is incorporated by reference to the section captioned “Description of Securities” contained in the Prospectus that constitutes part of the registrant’s Registration Statement on Form SB-2 (No. 333-132909), initially filed with the Securities and Exchange Commission  on March 31, 2006, and as subsequently amended.

Item 2.   Exhibits.

        Not applicable.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

IDAHO GENERAL MINES, INC.

Date: August 14, 2006

/s/ Henry A. Miller

Henry A. Miller

Chief Financial Officer,

Vice-President Finance and Senior Counsel